EXHIBIT 4.4


                      CERTIFICATE GUARANTY INSURANCE POLICY

OBLIGATIONS:          $76,000,000                           POLICY  NUMBER 22190
                      Irwin Home Equity Corporation Trust 1996-1
                      Mortgage Pass-Through Certificates
                      Class A-1

     MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Certificate Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by The Chase Manhattan Bank or its successors, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC established by the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as if reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owners relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment  of the  Insurer  as agent for such  Owner in any  legal  proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.


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     The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the Remittance Date on which the Class A-1 Distribution Amount is due or (ii) the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due hereunder, unless otherwise stated herein, will be distributed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

     As used herein, the following terms shall have the following meanings:

     "Agreement" means the Pooling and Servicing Agreement dated as of October 1, 1996 among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the states of New York, Illinois or California or in the City in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

     "Class A-1 Distribution Amount" shall mean, for any Remittance Date, the amount distributed to the Holders of the Class A-1 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) of the Agreement, which amount shall be the lesser of (a) the Class A-1 Formula Distribution
Amount for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-1 Certificates for such Remittance Date.

     "Deficiency Amount" means, for any Remittance Date, the excess of the Class A-1 Credit Enhancement Distribution Amount over the amount then on deposit in

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and  available  to be  withdrawn  from the Reserve  Account  (including  amounts available to be drawn on a letter of credit).

     "Insured Payment" means (i) as of any Remittance Date, any Deficiency Amount and (ii) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

     "Owner" means each Holder (as defined in the Agreement) who, on the applicable Remittance Date, is entitled under the terms of the applicable Obligations to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The  insurance  provided  by this  Policy is not  covered by the  Property/
Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

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     This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 15th day of October, 1996.

                                         MBIA INSURANCE CORPORATION

                                         By: /s/ Richard Weill
                                             -----------------------------
                                             President

Attest:

                                         By: /s/ Lisa A. Wilson
                                             -----------------------------
                                             Assistant Secretary

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                                    EXHIBIT A

                    TO CERTIFICATE GUARANTY INSURANCE POLICY

                                  NUMBER: 22190

                        NOTICE UNDER CERTIFICATE GUARANTY

                         INSURANCE POLICY NUMBER: 22190

State Street Bank and Trust Company, N.A., as Fiscal Agent for MBIA Insurance Corporation

15th Floor,
61 Broadway
New York, NY 10006
Attention:  Municipal Registrar and Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

     The  undersigned,  a duly  authorized  officer of [          ], as  trustee
for the Owners (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number:
22190 (the "Policy") issued by the Insurer in respect of the $76,000,000 Irwin Home Equity Corporation Trust, 1996-1 Mortgage Pass- Through Certificates, Series 1996-1 Class A-1 (the "Obligations"), that:

          (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of October 1, 1996 (the "Agreement"), among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer and The Chase Manhattan Bank, as trustee for the Owners;

          (ii) the  Deficiency  Amount  for the  Remittance  Date  occurring  on
     [         ] (the "Applicable Remittance Date") is $          ;

          (iii) the amount of any Preference which remains unpaid is $ (the "Applicable Preference Amount");

          (iv) the sum of the amounts listed in clauses (ii) and (iii) is $    ;

          (v) the Trustee is making a claim under and pursuant to the terms of the Policy for an Insured Payment to be applied to the payment of (iv) above for the Applicable Remittance Date in accordance with the Agreement;


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          (iv) the Trustee  directs that payment of the Insured  Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
     [CERTIFICATE ACCOUNT].

     Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

     Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

     IN WITNESS  WHEREOF,  the Trustee has  executed and  delivered  this Notice
under the Policy as of the     day of              ,         .



                                            [TRUSTEE]

                                            By: ___________________________

                                            Title: ________________________

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